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Exhibit 99.1

ASIAINFO REPORTS FIRST QUARTER 2007 RESULTS

♦	AsiaInfo Exceeds EPS Guidance for the First Quarter

♦	Net Revenue of Telecom Software Solutions Business Grows 19% Year-Over-Year

♦	Lenovo-AsiaInfo Net Revenue Grows 144% Year-Over-Year

♦	Company Announces Appointment of New Director

BEIJING/SANTA CLARA, Calif. – April 25, 2007 – AsiaInfo Holdings, Inc. (Nasdaq: ASIA), (“AsiaInfo”) a leading provider of telecom software solutions and IT security products and services in China, today announced first quarter results for the period ended March 31, 2007.

“Healthy growth in our core telecom software solution business led to guidance-beating earnings in the first quarter,” said Steve Zhang, AsiaInfo’s President and Chief Executive Officer. “We saw strong uptake of our industry leading BOSS and BI software and we continued to develop innovative solutions that help telecom operators introduce new services and differentiate their offerings.”

Mr. Zhang noted that during the quarter, AsiaInfo expanded its BI market share by signing contracts with Yunnan Mobile and Tibet Mobile, developed China’s first Mobile Device management system, delivered a pioneering push mail system for China Unicom, and won a bid to develop 3G BOSS for China Mobile’s entire extended TD-SCDMA provincial trial covering four provinces and three municipalities. AsiaInfo was also awarded the CMMI Level 5 Certification, the highest achievable CMMI ranking, which certifies the maturity of AsiaInfo’s software development processes.

“As competition in the telecom industry intensifies, operators will increasingly rely on sophisticated software solutions to differentiate their services,” continued Mr. Zhang. “With our focused strategy and strong commitment to research and development, we are well positioned to benefit from this industry trend and extend our market leadership.”

First Quarter 2007 Financial Results

Meeting guidance, net revenue (total revenues net of third party hardware cost) for the first quarter of 2007 was US$23.5 million, an increase of 25% year-over-year, and a decrease of 7% sequentially.

Net income from continuing operations for the first quarter of 2007 was US$5.0 million, or US$0.12 per basic share. This compares to US$0.1 million in the year-ago period, and US$1.9 million or US$0.05 per basic share in the previous quarter.

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Net income from continuing operations included US$2.7 million other operating income. This income relates to a Settlement Agreement that AsiaInfo entered into with Lenovo Group Limited to resolve certain matters arising out of the Acquisition Agreement dated July 27, 2004 and an Escrow Agreement dated October 19, 2004 between the Company and Lenovo. For further information please refer to the Company’s Current Report on Form 8-K dated January 30, 2007.

The US$2.7 million other operating income had a positive impact of US$0.07 on net income from continuing operations per basic share. Excluding the impact, net income from continuing operations per basic share exceeded previously stated guidance for the quarter.

AsiaInfo’s telecom software solution business continued to perform well, with net revenue up 19% year-over-year, and down 2% sequentially. Net revenue for the Lenovo-AsiaInfo business unit increased 144% year-over-year, and decreased 40% sequentially. The sequential net revenue decline was due to the seasonal impact of the long Chinese New Year holiday. Please refer to the end of this press release for condensed segmented financial results for AsiaInfo’s two business units.

Gross revenue for the first quarter of 2007 was US$30.1 million, 13% higher than the year ago period and down 6% sequentially. Gross margins were 43% in the first quarter of 2007 compared to 36% in the year-ago period and 42% in the previous quarter. Gross margin of net revenue (gross profit divided by net revenue) was 55% compared to 51% in the year-ago period and 54% in the previous quarter.

Revenue from software products and solutions for the first quarter of 2007 was US$19.6 million, an increase of 29% from the year-ago period and a decrease of 9% sequentially. Service revenue was US$3.6 million, a 13% increase year-over-year and a 2% sequential increase. Third-party hardware revenue was US$6.9 million, a 16% decrease from the year ago period and a decrease of 2% sequentially.

During the first quarter of 2007, the Lenovo-AsiaInfo business unit contributed approximately 9% to net revenue, including an 11% contribution to software products and solutions revenue and a 3% contribution to service revenue. Lenovo-AsiaInfo contributed 5% to the Company’s net revenue in the year-ago period and 14% in the previous quarter.

Total operating expenses for the first quarter of 2007 were US$12.1 million, an increase of 17% year-over-year and a 1% decrease sequentially. Lenovo-AsiaInfo contributed 21% to total operating expenses before corporate general and administrative charges for the first quarter of 2007. Of the total operating expenses, R&D expenses for the first quarter of 2007 were US$4.1 million, an increase of 28% from the year-ago period and 10% from the previous quarter.

In the first quarter of 2007, AsiaInfo closed a transaction to sell its financial services IT solutions business. The Company recorded a gain from the sale of discontinued operations for the first quarter of US$1.4 million.

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In the first quarter, AsiaInfo recorded a total net income of US$6.4 million. This is compared to net income of US$0.4 million in the year-ago period and US$2.1 million in the previous quarter, inclusive of the impact of discontinued operations during those periods.

Net income excluding share-based compensation expense, amortization and impairment charges, and other operating income (non-GAAP net income1) was US$5.2 million in the first quarter of 2007 or US$0.12 per basic share. Non-GAAP net income in the year-ago period was US$0.6 million or US$0.01 per basic share. Non-GAAP net income in the previous quarter was US$3.1 million or US$0.07 per basic share.

As of March 31, 2007, AsiaInfo had total cash and cash equivalents including restricted cash and short term investment of US$166.3 million, an increase of approximately US$3.2 million from December 31, 2006. Accounts receivable increased to US$42.2 million from US$35.2 million at the end of 2006. Operating cash flow in the first quarter of 2007 was a net outflow of approximately US$3 million, primarily due to strong cash collection in previous quarter.

Appointment of New Director

AsiaInfo also announced that Mr. Zhang Yichen has been appointed to the AsiaInfo board of directors, effective as of April 24, 2007.

“I am pleased to welcome Mr. Zhang to AsiaInfo’s board,” said James Ding, Chairman of AsiaInfo. “Mr. Zhang’s expertise in corporate growth strategies will be an asset to us.”

Mr. Zhang is the founder and Chief Executive Officer of CITIC Capital Holdings Limited, a China-focused investment management and advisory firm. He is a graduate of the Massachusetts Institute of Technology.

Second Quarter 2007 Guidance

AsiaInfo expects second quarter 2007 net revenue to be US$25 million to US$27 million and net income from continuing operations per basic share to be US$0.06 to US$0.07.

[1]

Non-GAAP net income and non-GAAP EPS measures exclude share-based compensation expenses, amortization expenses of acquired intangible assets, and other operating income. A reconciliation of the non-GAAP measures to the most comparable GAAP measures is provided below.

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ASIAINFO HOLDINGS, INC.

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands of US$)

	Three Months Ended Mar 31		Three Months Ended Dec 31
	2007	2006	2006(1)
Revenues:
Software products and solutions	$19,600	$15,221	$21,565
Service	3,569	3,155	3,491
Third party hardware	6,886	8,188	7,055

Total revenues	30,055	26,564	32,111

Cost of revenues:
Software products and solutions	8,973	7,275	9,477
Service	1,696	1,912	2,336
Third party hardware	6,542	7,779	6,701

Total cost of revenues	17,211	16,966	18,514

Gross profit	12,844	9,598	13,597
Operating expenses:
Sales and marketing	6,070	3,950	6,464
General and administrative	1,948	3,156	2,003
Research and development	4,086	3,204	3,712

Total operating expenses	12,104	10,310	12,179

Other operating income	2,734	—	—
Income (loss) from operations	3,474	(712)	1,418
Other income (expenses):
Interest income	1,557	968	1,097
Gain on investment	25	—	(196)
Other expense, net	(72)	(58)	(79)

Total other income, net	1,510	910	822

Income from continuing operations before income taxes	4,984	198	2,240
Income tax expense	33	61	304

Net income from continuing operations	4,951	137	1,936

Income from discontinued operations, net of taxes	1,445	223	183
Net income	6,396	360	2,119

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Net income per share from continuing operations:
Basic	0.12	0.00	0.05
Diluted	0.11	0.00	0.05
Net income per share from discontinued operations:
Basic	0.03	0.01	0.00
Diluted	0.03	0.01	0.00
Net income per share
Basic	0.15	0.01	0.05
Diluted	0.14	0.01	0.05
Shares used in computation:
Basic	43,150,828	45,453,267	42,838,394
Diluted	44,688,122	46,361,596	43,735,011

Non-GAAP disclosure
Total revenues net of third party hardware cost	23,513	18,785	25,410
Total cost of revenues net of third party hardware cost	10,699	9,187	11,813

(1)	Certain reclassifications have been made to prior period data due to 2006 discontinued operations.

ASIAINFO HOLDINGS, INC.

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands of US$, except share and per share amounts)

	As at
	Mar 31, 2007	Dec 31, 2006(1)
ASSETS:
Current Assets:
Cash and cash equivalents	$90,427	$104,575
Restricted cash	13,056	12,645
Short term investments	62,806	45,882
Trade notes receivable	608	848
Accounts receivable, trade (net of allowances of $2,987 and $3,311 as of March 31, 2007 and December 31, 2006, respectively)	42,217	35,234
Inventories	6,989	6,518

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Other receivables	3,746	4,288
Deferred income tax asset - current	—	124
Prepaid expenses and other current assets	5,973	5,614
Assets held for sale	—	857

Total current assets	225,822	216,585

Long term investment	1,804	1,787
Property and equipment- net	1,851	1,857
Goodwill	18,039	17,993
Other acquired intangible assets-net	4,247	4,765
Deferred income taxes-non-current	1,175	1,175

Total Assets	$252,938	$244,162

LIABILITY AND STOCKHOLDERS EQUITY
Current Liabilities:
Trade notes payable	$2,976	$4,045
Accounts payable	16,985	15,537
Accrued expenses	11,625	11,738
Deferred revenue	21,874	23,169
Accrued employee benefits	18,627	18,376
Other payables	4,651	4,450
Income taxes payable	—	927
Other taxes payable	4,500	3,232
Deferred income tax liability-current	64	—
Liabilities held for sale	—	227

Total current liabilities	$81,302	$81,701

Non-current income tax liabilities	687	—

Total liabilities	$81,989	$81,701

Stockholders’ equity:
Common stock (100,000,000 shares authorized; $0.01 par value, shares issued 43,130,140 and 43,076,034 at March 31, 2007 and Dec 31, 2006, respectively; 43, 130, 140 and 43,076,034 shares issued and outstanding as of March 31, 2007 and Dec 31, 2006, respectively)	431	431
Additional paid-in capital	196,272	195,881
Accumulated deficit	(34,376)	(40,556)
Accumulated other comprehensive income	8,622	6,705

Total stockholders’ equity	170,949	162,461

Total Liabilities and Stockholders’ Equity	$252,938	$244,162

(1)	December 31, 2006 balances were extracted from audited financial statements.

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ASIAINFO HOLDINGS, INC.

CONDENSED UNAUDITED STATEMENTS OF OPERATIONS FOR REPORTABLE SEGMENTS

(Amounts in thousands of US$)

	Three Months Ended
	Mar 31, 2007			Mar 31, 2006			Dec 31, 2006
	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total	AsiaInfo Technologies	Lenovo –AsiaInfo	Total
Revenues:

Software products and solutions	$17,513	$2,087	$19,600	$14,455	$766	$15,221	$18,064	$3,501	$21,565

Service	3,465	104	3,569	3,023	132	3,155	3,354	137	3,491

Third party hardware	6,884	2	6,886	8,176	12	8,188	7,048	7	7,055

Total revenues	27,862	2,193	30,055	25,654	910	26,564	28,466	3,645	32,111

Cost of revenues:

Software products and solutions	8,256	717	8,973	6,797	478	7,275	8,188	1,289	9,477

Service	1,562	134	1,696	1,666	246	1,912	1,890	446	2,336

Third party hardware	6,540	2	6,542	7,768	11	7,779	6,695	6	6,701

Total cost of revenues	16,358	853	17,211	16,231	735	16,966	16,773	1,741	18,514

Gross profit	11,504	1,340	12,844	9,423	175	9,598	11,693	1,904	13,597

Business unit expenses:

Sales and marketing	4,386	1,684	6,070	2,632	1,318	3,950	4,637	1,827	6,464

General and administrative(1)	(91)	10	(81)	350	491	841	304	(212)	92

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Research and development	3,673	413	4,086	2,742	462	3,204	3,281	431	3,712

Total business unit expenses	7,968	2,107	10,075	5,724	2,271	7,995	8,222	2,046	10,268

Other operating income	—	2,734	2,734

Contribution profit (loss)	$3,536	$1,967	$5,503	$3,699	$(2,096)	$1,603	$3,471	$(142)	$3,329

Corporate General and administration			2,029			2,315			1,911

Operating profit			3,474			(712)			1,418

(1)	General and administrative expenses reported reflect only the direct controllable expenses of each business unit and do not include allocation of corporate general and administrative expenses.

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First Quarter 2007 Conference Call

The earnings announcement conference call will take place on April 25, 2007 at 5:00pm Pacific Time/ 8:00pm Eastern Time (Beijing/Hong Kong Time: April 26, 2007 at 8:00am). The management team will be on the call to discuss results and highlights of the quarter, and answer questions. The dial-in numbers for the conference call are as follows:

U.S.: +1 866-549-1292

Hong Kong and International: +852 3005-2050

China - CNC: 10800-852-1179

China - CTC: 10800-152-1179

The passcode for the call is 506839.

A replay will be available from 8:00pm Pacific Time on April 25, 2007 until 8:00pm Pacific Time on May 5, 2007 by dialing one of the following numbers:

U.S.: +1 866-753-0743

Hong Kong and International: +852 3005-2020

China - CNC: 10800-852-1213

China - CTC: 10800-152-1213

The passcode for the replay is 130943.

Additionally, a live and archived web cast of this call will be available on the Investor Relations section of the AsiaInfo web site at www.asiainfo.com.

Reconciliation of Non-GAAP Measures

This earnings release contains presentations of the following “Non-GAAP financial measures” as defined by the applicable U.S. securities regulations. The presentation of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP. The Non-GAAP financial measures are provided as additional information to help both management and investors compare business trends among different reporting periods on a consistent and more meaningful basis and enhance investors’ overall understanding of the Company’s current financial performance and prospects for the future. Pursuant to relevant regulatory requirements, we are providing the following reconciliations of the Non-GAAP financial measures to the nearest comparable GAAP measures.

(1) AsiaInfo’s net revenue represents total revenue net of hardware costs that are passed through to our customers. We believe total revenues net of hardware costs more accurately reflects our core business, which is the provision of software solutions and services, and provides transparency to our investors. It is also the same measure used by our management to evaluate the competitiveness and development of our business.

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Reconciliation of net revenue to the nearest GAAP financial measure (total revenue):

	2007 Q1	2006 Q1	2006 Q4
	(in thousands of US$)
Net Revenue	23,513	18,785	25,410
Third Party Hardware Costs	6,542	7,779	6,701

Total Revenues	30,055	26,564	32,111

(2) Non-GAAP net income and non-GAAP basic EPS exclude certain non-cash expenses, including share-based compensation expenses, amortization of acquired intangible assets, and other operating income. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain non-cash expenses that may not be indicative of our operating performance from a cash perspective. We believe that both management and investors benefit from referring to this additional information in assessing our performance and when planning and forecasting future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to AsiaInfo’s historical performance and liquidity.

Reconciliation of Non-GAAP net income to GAAP net income

	2007 Q1	2006 Q1	2006 Q4
	(in thousands of US$ except for earning per basic share)
GAAP net income	6,396	360	2,119
Adjustments:
- Share-based compensation	939	135	393
- Amortization of acquired intangible assets	552	153	575
- Other operating income	(2,734)	—	—
Non-GAAP net income	5,153	648	3,087
Non-GAAP basic EPS (US$)	0.12	0.01	0.07

About AsiaInfo Holdings, Inc.

AsiaInfo Holdings, Inc. (Nasdaq: ASIA) is a leading provider of high-quality software and customer solutions to many of China’s largest enterprises. In addition to providing software and customer solutions to China’s telecom carriers, the Company also offers a wide range of security products and services to small, medium and large sized Chinese enterprises across multiple vertical industries.

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Organized as a Delaware corporation, AsiaInfo began operations in the United States in 1993. The Company moved its major operations to China in 1995 and played a significant role in the construction of the national Internet backbones and provincial access networks for all of China’s major national telecom carriers, including China Telecom, China Mobile, China Unicom and China Netcom. Since 1998, AsiaInfo has continued to diversify its product offerings and is now a major provider of enterprise software solutions in China.

For more information about AsiaInfo, please visit http://www.asiainfo.com.

The information contained in this document is as of April 25, 2007. AsiaInfo assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments.

This document contains forward-looking information about AsiaInfo’s operating results and business prospects that involve substantial risks and uncertainties. You can identify these statements by the fact that they use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Among the factors that could cause actual results to differ materially are the following: government telecommunications infrastructure and budgetary policy in China; our ability to maintain our concentrated customer base; the long and variable billing cycles for our products and services that can cause our revenues and operating results to vary significantly from period to period; our ability to meet our working capital requirements; our ability to retain our executive officers; our ability to attract and retain skilled personnel; potential liabilities we are exposed to because we extend warranties to our customers; risks associated with cost overruns and delays; our ability to develop or acquire new products or enhancements to our software products that are marketable on a timely and cost-effective basis; our ability to adequately protect our proprietary rights; the competitive nature of the markets we operate in; and political and economic policies of the Chinese government. A further list and description of these risks, uncertainties, and other matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and in our periodic reports on Forms 10-Q and 8-K filed with the United States Securities and Exchange Commission and available at www.sec.gov.

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China Contacts:

Charles Zhang

AsiaInfo Technologies (China), Inc.

ir@asiainfo.com

(+8610) 8216-6039

Rory Macpherson

Ogilvy Public Relations Worldwide

rory.macpherson@ogilvy.com

(+8610) 8520-6553